UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2016

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

At the Special Meeting of Stockholders of RXi Pharmaceuticals Corporation (“the Company”) held on April 14, 2016 (the “Special Meeting”), further described in Item 5.08 of this Current Report on Form 8-K, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, par value $0.0001, with the ratio to be determined by the Board of Directors (the “Board”) of the Company, within a range of not less than 1-for-2 or greater than 1-for-40. Subsequently on April 14, 2016, the Board of the Company determined to fix the ratio for the reverse stock split at 1-for-10. Thereafter, on April 14, 2016, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement the 1-for-10 reverse split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 12:01 a.m. (Eastern Time) on April 18, 2016, and the Company’s common stock will begin trading on The NASDAQ Capital Market on a post-split basis on April 18, 2016.

As a result of the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding common stock, par value $0.0001, will be converted into one (1) share of common stock, par value $0.0001, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 65.3 million to approximately 6.5 million. The Company’s transfer agent, Computershare Trust Company, N. A. (“Computershare”), will provide instructions to stockholders of record regarding the process for exchanging shares.

Because the Certificate of Amendment did not reduce the number of authorized shares of the Company’s common stock, the effect of the Certificate of Amendment and the Reverse Stock Split is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by ten, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing their pre-split shares or upon conversion of their shares held in book-entry, to a cash payment equal to the fraction to which the stockholder would otherwise be entitled multiplied by $2.71, which is the average of the closing prices (as adjusted to reflect the Reverse Stock Split) of our common stock, as reported by Bloomberg L.P., during the ten consecutive trading days ending on April 14, 2016 (the trading day that is the second day immediately prior to the date on which the Reverse Stock Split becomes effective).

Computershare will be issuing all of the post-split shares through their paperless Direct Registration System (“DRS”), also known as “book entry form,” unless otherwise requested by the stockholder. Computershare will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to Computershare.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options, overallotment purchase rights, and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan and employee stock purchase plan will be reduced proportionately.

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “RXII.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 74979C501.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on April 14, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 14, 2016, the Company held the Special Meeting at the Company’s offices, located at 257 Simarano Drive, Suite 101, Marlborough, Massachusetts 01752. The following items of business were considered and voted upon at the Special Meeting: (i) to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-40, with the exact ratio and the final decision whether to proceed with the filing of the amendment to be determined by the Board, in its discretion; and (ii) to authorize the adjournment of the Special Meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Reverse Stock Split.

The number of shares of common stock entitled to vote at the Special Meeting was 65,349,121. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 48,261,860. All matters submitted to a binding vote of stockholders at the Special Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Special Meeting, are set forth below:

(i) Reverse Stock Split.

Stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. The results of the voting were 36,001,994 votes for, 11,586,098 votes against and 673,768 abstentions. There were no broker non-votes regarding this proposal.

(ii) Adjournment of the Special Meeting.

Stockholders voted to approve the authorization to adjourn the Special Meeting in the event that there were not sufficient votes in favor of the Reverse Stock Split. However, as the Reverse Stock Split received the requisite vote for approval, the Company did not adjourn the Special Meeting. The results of the voting were 35,780,987 votes for, 11,126,935 votes against and 1,353,938 abstentions. There were no broker non-votes regarding this proposal.

Item 8.01	Other Events.

On April 15, 2016, the Company issued a press release relating to the matters described in Items 5.03 and 5.07 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation, filed with the Delaware Secretary of State on April 14, 2016

99.1	Press release issued by the Company on April 15, 2016

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: April 15, 2016	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer

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